   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 2000
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 --------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                             DELHAIZE AMERICA, INC.
             (Exact Name of Registrant as specified in its charter)

           NORTH CAROLINA                                        56-0660192
  (State or other jurisdiction of                             (I.R.S. Employer
   incorporation or organization)                            Identification No.)

                            ------------------------
                                  P.O. BOX 1330
                              2110 EXECUTIVE DRIVE
                         SALISBURY, NORTH CAROLINA 28145
                                 (704) 633-8250
          (Address, including zip code, of principal executive offices)

                              --------------------
                DELHAIZE AMERICA, INC. 2000 STOCK INCENTIVE PLAN
                      HANNAFORD SAVINGS AND INVESTMENT PLAN
       PROFIT-SHARING RETIREMENT PLAN OF KASH N' KARRY FOOD STORES, INC.
                            (Full title of the plans)

                              --------------------
                              R. WILLIAM MCCANLESS
                             DELHAIZE AMERICA, INC.
                                  P.O. BOX 1330
                              2110 EXECUTIVE DRIVE
                         SALISBURY, NORTH CAROLINA 28145
                                 (704) 633-8250
 (Name, address and telephone number, including area code, of agent for service)

                              --------------------
                                    COPY TO:
                                STEPHEN E. OLDER
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                               590 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 872-1000

                              --------------------

                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES             AMOUNT TO BE        PROPOSED MAXIMUM            PROPOSED MAXIMUM           AMOUNT OF
TO BE REGISTERED                REGISTERED          OFFERING PRICE PER          AGGREGATE OFFERING         REGISTRATION FEE
                                (1) (2)             SHARE                       PRICE
=============================== =================== =========================== ========================== ======================
Class A common stock, par
value $0.50 per share, to be           583,989             $17.0452  (3)           $  9,954,209.30  (3)       $ 2,627.91  (3)
issued pursuant to
outstanding options under the
Delhaize America, Inc. 2000
Stock Incentive Plan
------------------------------- ------------------- --------------------------- -------------------------- ----------------------
Class A common stock, par
value $0.50 per share, issued          141,915             $17.1875  (4)           $  2,439,164.06  (4)       $   643.94  (4)
as restricted stock pursuant
to the Delhaize America, Inc.
2000 Stock Incentive Plan
------------------------------- ------------------- --------------------------- -------------------------- ----------------------
Class A common stock, par
value $0.50 per share, to be        11,274,096             $17.1875  (4)           $193,773,525.00  (4)       $51,156.21  (4)
issued in the future pursuant
to the Plans
=============================== =================== =========================== ========================== ======================

     Total                          12,000,000                                     $206,166,898.36            $54,428.06
=============================== =================== =========================== ========================== ======================

(1) Delhaize America previously filed a registration statement on Form S-8 on May 14, 1996 (File No. 333-03669) (the "Prior S-8") to register shares of Class A common stock, par value $0.50 per share (the "Class A Common Stock"), issuable pursuant to the 1996 Employee Stock Incentive Plan of Food Lion, Inc. (the "Prior Plan"). Delhaize America is amending post-effectively the Prior S-8, contemporaneously with this filing, to provide that: (a) up to 1,210,392 shares available for issuance but not issued or subject to outstanding options as of March 27, 2000 under the Prior Plan will no longer be issued under the Prior Plan but may be issued under the Delhaize America, Inc. 2000 Stock Incentive Plan (the "2000 Stock Incentive Plan"); and (b) up to 1,491,528 shares currently subject to outstanding awards under the Prior Plan that subsequently cease to be subject to such awards (other than by reason of exercise or payment of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares) will no longer be available for issuance under the Prior Plan but will be available for issuance under the 2000 Stock Incentive Plan (the "Carried Forward Shares"). Delhaize America paid
     $6,846 to register the Carried Forward Shares, which are being carried forward from the Prior S-8 to this Registration Statement pursuant to Interpretation 89 under Section G "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and General Instruction E to Form S-8 and, accordingly, has offset the registration fee to be paid herewith by such amount. See "Explanatory Note."

(2) In addition to the Carried Forward Shares, this Registration Statement covers 8,000,000 shares of Class A Common Stock issuable pursuant to the 2000 Stock Incentive Plan, of which 583,989 shares are subject to currently outstanding options and 141,915 shares have been granted as restricted stock; 2,000,000 shares of Class A Common Stock representing an estimate of such presently undeterminable number of shares of Class A Common Stock as may be purchased with employee and employer contributions pursuant to the Hannaford Savings and Investment Plan; and 2,000,000 shares of Class A Common Stock representing an estimate of such presently undeterminable number of shares of Class A Common Stock as may be purchased with employee and employer contributions pursuant to the Profit-Sharing Retirement Plan of Kash n' Karry Food Stores, Inc. (collectively, the "Plans"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate number of participation interests to be offered or sold pursuant to the Hannaford Savings and Investment Plan and the Profit-Sharing Retirement Plan of Kash n' Karry Food Stores, Inc., and an indeterminate number of additional shares of Class A Common Stock as may be issuable as a result of splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchanges of shares or other similar events. The required information regarding participation interests is subsumed in the information above regarding Class A Common Stock.

(3) Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act based upon the weighted average exercise price of the outstanding options. The outstanding options have exercise prices that range from $17.00 per share to $18.625 per share.

(4) Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low sales prices of a share of Class A Common Stock on the New York Stock Exchange on September 21, 2000, as reported in published financial sources.

                                EXPLANATORY NOTE

         Delhaize America, Inc., a North Carolina corporation ("Delhaize America" or the "Registrant"), has filed this Registration Statement on Form S-8 to register 8,000,000 shares of Class A common stock, par value $0.50 per share (the "Class A Common Stock"), for issuance pursuant to the Delhaize America, Inc. 2000 Stock Incentive Plan; 2,000,000 shares of Class A Common Stock for issuance pursuant to the Hannaford Savings and Investment Plan; and 2,000,000 shares of Class A Common Stock for issuance pursuant to the Profit-Sharing Retirement Plan of Kash n' Karry Food Stores, Inc. The full registration fee for the registration of such shares is being paid herewith.

         Delhaize America previously filed a registration statement on Form S-8 on May 14, 1996 (File No. 333-03669) (the "Prior S-8") to register shares of Class A Common Stock issuable pursuant to the 1996 Employee Stock Incentive Plan of Food Lion, Inc. (the "Prior Plan"). Delhaize America is filing an amendment to post-effectively amend the Prior S-8, contemporaneously with the filing of this Registration Statement, to provide that: (a) up to 1,210,392 shares available for issuance but not issued or subject to outstanding options as of March 27, 2000 under the Prior Plan will no longer be issued under the Prior Plan but may be issued under the Delhaize America, Inc. 2000 Stock Incentive Plan (the "2000 Stock Incentive Plan"); and (b) up to 1,491,528 shares currently subject to outstanding awards under the Prior Plan that subsequently cease to be subject to such awards (other than by reason of exercise or payment of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares) will no longer be available for issuance under the Prior Plan but will be available for issuance under the 2000 Stock Incentive Plan (the "Carried Forward Shares").

         In accordance with the principles set forth in Interpretation 89 under Section G "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") (July 1997) and General Instruction E to Form S-8, the Carried Forward Shares are being carried forward from the Prior S-8 to this Registration Statement and, accordingly, the Registrant has offset the fee to be paid herewith by the fee that was paid by the Registrant in connection with the Prior S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents filed with the Commission are incorporated herein by reference:

(1) Delhaize America's Annual Report on Form 10-K for the year ended January 1, 2000;

(2) Delhaize America's Quarterly Report on Form 10-Q for the quarter ended March 25, 2000;

(3) Delhaize America's Quarterly Report on Form 10-Q for the quarter ended June 17, 2000;

(4)      Delhaize America's Current Report on Form 8-K dated July 31, 2000;

(5) The description of Delhaize America's Class A Common Stock included under the heading "Description of Common Stock" on pages 1-3 of Delhaize America's Registration Statement on Form 8-A filed with the Commission on March 1, 1984, as amended by Delhaize America's Registration Statement on Form 8-A/A filed with the Commission on December 18, 1987, as amended by Delhaize America's Registration Statement on Form 8-A filed with the Commission on September 2, 1999, as amended by Delhaize America's Registration Statement on Form 8-A/A filed with the Commission on September 3, 1999;

(6) The Hannaford Savings and Investment Plan Annual Report on Form 11-K for the fiscal year ended December 31, 1999; and

(7) The Profit-Sharing Retirement Plan of Kash n' Karry Food Stores, Inc. Annual Report on Form 11-K for the fiscal year ended December 18, 1999.

         In addition to the foregoing, all documents subsequently filed by Delhaize America, the Hannaford Savings and Investment Plan or the Profit-Sharing Retirement Plan of Kash n' Karry Food Stores, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statutes provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding also may apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

         Delhaize America's bylaws provide for the indemnification of any director or officer of the company against liabilities and litigation expenses arising out of his status as such, excluding (i) any liabilities or litigation expenses relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the company and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy other than a directors' and officers' insurance policy maintained by the company.

         Delhaize America's articles of incorporation provide for the elimination of the personal liability of each director of the company to the fullest extent permitted by law.

         Delhaize America maintains directors' and officers' liability insurance, under which any controlling persons, director or officer of the company is insured or indemnified against certain liabilities which he may incur in his capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes the exhibits and is incorporated by reference here.

         Delhaize America hereby undertakes that it will submit or has submitted the Hannaford Savings and Investment Plan and the Profit-Sharing Retirement Plan of Kash n' Karry Food Stores, Inc. and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such plans under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on September 25, 2000.

                             DELHAIZE AMERICA, INC.

                             By: /s/ R. William McCanless
                                ------------------------------------------------
                                R. William McCanless
                                President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Delhaize America, Inc. hereby constitutes and appoints R. William McCanless and Michael R. Waller, and each of them, his true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 25, 2000.

                          SIGNATURE                                        TITLE
                   /s/ R. William McCanless           President and Chief Executive Officer, Director
           ----------------------------------------             (Principal Executive Officer)
                   R. William McCanless

                  /s/ Pierre-Olivier Beckers                  Chairman of the Board, Director
           ----------------------------------------
                    Pierre-Olivier Beckers

               /s/ Dr. Jacqueline K. Collamore                            Director
           ----------------------------------------
                 Dr. Jacqueline K. Collamore

            /s/ Jean-Claude Coppieters t' Wallant                         Director
           ----------------------------------------
              Jean-Claude Coppieters t' Wallant

                      /s/ Pierre Dumont                                   Director
           ----------------------------------------
                        Pierre Dumont

                    /s/ Hugh G. Farrington                        Vice Chairman, Director
           ----------------------------------------
                      Hugh G. Farrington

                   /s/ William G. Ferguson                                Director
           ----------------------------------------
                     William G. Ferguson

                 /s/ Dr. Bernard W. Franklin                              Director
           ----------------------------------------
                   Dr. Bernard W. Franklin

                    /s/ Margaret H. Kluttz                                Director
           ----------------------------------------
                      Margaret H. Kluttz

                     /s/ Dominique Raquez                                 Director
           ----------------------------------------
                       Dominique Raquez

                      /s/ Laura Kendall                  Vice President of Finance, Chief Financial
           ----------------------------------------        Officer (Principal Accounting Officer)
                        Laura Kendall

         Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee authorized by the Board of Directors of Hannaford Bros. Co. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scarborough, State of Maine, on September 25, 2000.

                                   HANNAFORD SAVINGS AND INVESTMENT PLAN

                                   By: /s/ Paul A. Fritzson
                                      ------------------------------------------
                                      Paul A. Fritzson
                                      Member of the Administrative Committee

         Pursuant to the requirements of the Securities Act of 1933, the Benefit Plan Committee of the Board of Directors of Delhaize America, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on September 25, 2000.

                                   PROFIT-SHARING RETIREMENT PLAN OF
                                   KASH N' KARRY FOOD STORES, INC.

                                   By: /s/ L. Darrell Johnson
                                      ------------------------------------------
                                      L. Darrell Johnson
                                      Member of the Benefit Plan Committee
                                      of the Board of Directors of
                                      Delhaize America, Inc.

                                INDEX TO EXHIBITS

         The following is a complete list of exhibits filed as part of this registration statement:

     EXHIBIT
     NUMBER                                 EXHIBIT
     -------                                -------

        4.1           Articles of Incorporation, together with all amendments thereto (through May 5, 1988), which are incorporated by reference to Exhibit 3(a) to Delhaize America's Annual Report on Form 10-K dated March 24,
                      1992

        4.2           Articles of Amendment to Articles of Incorporation, which are incorporated by reference to Exhibit 3.1 to
                      Delhaize America's Current Report on Form 8-K dated September 7, 1999

        4.3           Bylaws of the Company effective September 7, 1999, which are incorporated by reference to Exhibit 3.2 to
                      Delhaize America's Current Report on Form 8-K dated September 7, 1999

        4.4           Delhaize America, Inc. 2000 Stock Incentive Plan, which is incorporated by reference to Exhibit 10b to
                      Delhaize America's Quarterly Report on Form 10-Q for the quarter ended June 17, 2000

          5           Opinion of Robinson, Bradshaw & Hinson, P.A. regarding the legality of the shares to be issued pursuant to the Delhaize America, Inc. 2000 Stock Incentive Plan

       23.1           Consent of Robinson, Bradshaw & Hinson, P.A. (included in the opinion filed as Exhibit 5 to this
                      Registration Statement)

       23.2           Consent of Independent Accountants, PricewaterhouseCoopers LLP

         24           Power of Attorney (included in the signature page of this Registration Statement)